Muscle Maker, Inc

Employment Agreement

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into effective as of the Effective Date (as defined below), by and between Michael J. Roper (“Employee”) and Muscle Maker, Inc, a California corporation (the “Company”). The Employee and the Company are sometimes referred to herein, each individually as a “Party” or collectively as the “Parties”.

WHEREAS, the Company desires to (i) continue to employ Employee as Chief Executive Officer of the Company, and the Employee desires to continue to serve in such capacities on behalf of the Company, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Position and Duties.

1.1 During the Initial Employment Term (as defined below), the Employee shall serve as the Chief Executive Officer of the Company and shall report solely and directly to the Board. The Employee shall be responsible for oversight and management of all operations and activities of the Company. In addition, the Employee shall perform all other duties and accept all other responsibilities incident to such position as may be reasonably assigned to him by the Board.

1.2 During the Initial Employment Term, Employee shall serve the Company faithfully and to the best of his ability and shall devote substantially all of his business time, attention and efforts to the performance of such duties as may be assigned to him from time to time by the Board. Employee shall confer with the Board and must have the written approval prior to any mergers, acquisitions or significant contracts by the company or prior to entering into any new financial agreements on behalf of the company outside of his normal day to day responsibilities.

1.3 Employee expressly represents and warrants to the Company that Employee is not a party to any contract or agreement and is not otherwise obligated in any way, and is not subject to any rules or regulations, whether governmentally imposed or otherwise, which will or may restrict in any way the Employee’s ability to fully perform his duties and responsibilities under this Agreement. Employee further expressly represents and warrants that he is eligible to work in the United States and shall take all necessary action to comply with requests for verification of employment eligibility.

1.4 Employee will perform his duties and responsibilities located at the corporate headquarters or elsewhere within reason to perform the position’s responsibilities.

1.5 To the extent Employee is asked to serve as an officer, director or manager of the subsidiaries (“Subsidiaries”) of the Company (such as Muscle Maker Development, LLC and Muscle Maker Corp., LLC), Employee’s duties to the Subsidiaries shall be deemed to have been included in this Agreement, shall not be entitled to any additional compensation hereunder, and shall be covered by all provisions of the Agreement mutatis mutandis.

Section 2. Term. Employee shall be employed by the Company (the “Initial Employment Term”) under this Agreement commencing as of the date signed below (“Effective Date”), and for a period of one (1) year, subject to earlier termination or extension as provided herein. The term of this Agreement may be extended by mutual written agreement between the Parties. If the Parties agree to any such extension, the Parties shall specify the terms and conditions of the Employee’s continuing employment, and the provisions of this Agreement that applied during the Initial Term shall not apply during any extension period except as explicitly provided under this Agreement or by the Parties in connection with the extension.

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Section 3. Compensation and Benefits.

3.1 Base Salary. Commencing on the Effective Date, the Company shall pay Employee during the Initial Employment Term an annual salary of $250,000, less ordinary withholdings (the “Annual Salary”). Such Annual Salary will be payable less ordinary withholdings in accordance with the normal payroll cycle as presently exists (currently weekly) or may hereafter be adopted by the Company.

3.2 Bonus. As additional compensation and as further consideration for Employee entering into this Agreement for services to be rendered by Employee, the Company may pay Employee annually following the end of each fiscal year, a cash bonus. The Company’s Board, together with the Compensation Committee of the Company’s Board, will review Employee’s performance and may award Employee performance-based compensation (“Bonus”) in its sole discretion, if deemed warranted. Any such Bonus may be in cash or in securities of the Company, or any combination thereof, and shall be subject to such timing of receipt, vesting and any other conditions (including but not limited to conditions which may extend beyond the termination of this contract) as imposed by the Board at the time of such grant and at the time of adoption of any plan under which such Bonus may be granted, if any.

3.3 Equity Awards. Employee shall receive restricted stock in the amount of 100,000 shares of the Company’s common stock upon his Employment with the Company, details of the restricted stock to be agreed up and completed within 30 days of the effective date of this agreement. Additional stock rewards may be approved by the Board of Directors together with the Compensation Committee from time to time.

3.4 Employee Benefits. Effective as of the Effective Date and during the Initial Employment Term, Employee shall be eligible for employee benefits available to regular full-time executive management employees of the Company provided that Employee meets the eligibility requirements for such benefits. The Company provides no assurance as to the adoption or continuance of any particular employee benefit plan or program; and Employee’s participation in any such plan or program shall be subject to the provisions, rules, conditions, exclusions, regulations and plan documents or policies applicable thereto. The Company remains free to change the terms of any benefit plan in its sole discretion with or without notice.

3.5 Vacation. Employee shall be entitled to accrue paid vacation at the rate of two (2) weeks per year. Upon separation, all accrued but not yet used vacation days will be paid in one lump sum in a final paycheck.

3.6 Holidays. Employee shall receive five (5) personal time off days and six (6) paid Company holidays.

3.7 Reimbursement of Expenses. Employee shall be entitled to reimbursement of reasonable expenses incurred by Employee in the course of Employee’s duties, in accordance with applicable policies and documentation requirements of the Company. This will include but not limited to travel to the Company’s Houston office and other business-related trips.

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3.8 Relocation. In the event that the Company requires Employee to relocate a relocation package will be provided up to an amount not to exceed twenty-five thousand dollars ($25,000).

3.9 Technology. A laptop or desktop computer will be issued to the Employee for Company use. A reimbursement for cell phone usage up to two hundred dollars ($200) per month and a home internet connection up to fifty dollars ($50) per month will be granted.

3.10 Tax Withholding. Notwithstanding anything in this Agreement to the contrary, the Company may withhold from any amounts payable or benefits provided under this Agreement all federal, state, city, or other taxes as are legally required to be withheld.

Section 4. Termination.

4.1 Termination by Company for Cause. The Company may terminate Employee’s employment for Cause immediately upon written notice stating the basis for such termination. If Employee is terminated for Cause, he shall be entitled to receive all earned but unpaid compensation, bonuses (not subject to a pro-rate adjustment), and benefits through the date of termination by the Company for Cause. A termination of Employee by the Company for “Cause” occurs if Employee is terminated for any of the following reasons:

(i) Employee’s refusal to comply with a lawful instruction of the Company’s Board of Directors;

(ii) Any act or omission knowingly undertaken or omitted by Employee without a reasonable belief that such action was in the best interests of the Company, its properties, assets or business or its officers, directors or employees, as determined by the Board in its commercially reasonable discretion (including disparagement of the Company);

(iii) Theft, dishonesty or intentional falsification of any employment or Company records;

(iv) Any fraud or embezzlement involving properties, assets or funds of the Company;

(v) A material breach of this Agreement if Employee fails to cure such breach within thirty (30) days after written notice from the Company specifying the action which constitutes the breach and demanding its discontinuance;

(vi) Negligence in performing his duties, which has been brought to Employee’s attention in writing, and which (if curable) has not been cured within thirty (30) days of the notice thereof;

(vii) Intentional and improper disclosure of the Company’s confidential or proprietary information;

(viii) Employee’s conviction (including any plea of guilty or nolo contendere) to any criminal offense which constitutes a felony, or is punishable by more than one year in jail, in the jurisdiction where the conviction or plea occurred; or

(ix) Employee’s commission of an act of discrimination or harassment based on race, sex, national origin, religious, disability, age or other protected classification in the state where the act occurs.

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4.2 Termination upon Death or Disability. This Agreement shall automatically terminate upon the death or disability of Employee unless employees’ death occurs while on Company business in which event the employees’ estate will receive all compensation and benefits through the date of death or disability. For purposes of this Agreement, the term “disability” shall mean the inability of Employee to perform with or without reasonable accommodation, the essential functions of his job duties due to physical or mental disablement which continues for a period of ninety (90) consecutive days during any six (6) month period, as determined by an independent qualified physician mutually acceptable to Employee and the Company. Notwithstanding the foregoing, nothing in this Agreement shall alleviate any legal responsibility of the Company to provide reasonable accommodations to Employee as may be required by applicable law.

4.3 Termination by Employee with Good Reason or by Company Without Cause. This Employment Agreement and Employee’s employment with the Company may be terminated by Employee for good reason (“Good Reason”), or by the Company without cause (“Without Cause”), upon prior providing thirty (30) days written notice to the Company (which notice describes such good reason with reasonable detail) or Employee, respectively. The Company shall pay Employee all earned but unpaid compensation, bonuses and benefits through the date of termination by Employee with Good Reason or by the Company Without Cause as well as continue to pay Employee the per month rate of salary then in effect and provide Employee with benefits (unless the terms of the applicable benefit plans expressly prohibit the continuation of such benefits after such termination) for the balance of the Initial Employment Term that would have remained hereunder had such termination not occurred. Good Reason shall mean the occurrence of any one or more of the following events provided Employee has notified the Company in writing of the occurrence of such event and the event has continued uncured for thirty (30) days after the Company’s receipt of such notice, unless Employee specifically agrees in writing that such event shall not be Good Reason:

(i)	Any material breach of this Employment Agreement by the Company; or

(ii)	the failure of the Company to assign this Employment Agreement to a successor to the Company or the failure of a successor to explicitly assume and agree to be bound by this Employment Agreement or a similar Employment Agreement.

4.4 Termination by Employee Without Cause. Employee may terminate this Employment Agreement and his employment with the Company Without Cause upon providing thirty (30) days prior written notice to the Company. The Company shall pay Employee all earned but unpaid compensation, bonuses (not subject to a pro-rate adjustment), and benefits through the date of termination Without Cause by Employee. The Company shall have no further obligation to pay compensation or benefits to Employee for the remainder of the balance of the Initial Employment Term.

4.5 Return of Property. Employee agrees, upon the termination of his employment with the Company, to return all physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files and any and all other materials including, without limitation, computerized and/or electronic information that refers, relates or otherwise pertains to the Company and/or its affiliates, and any and all business dealings of said persons and entities. In addition, Employee shall return to the Company all property or equipment that Employee has been issued during the course of his employment or which he otherwise currently possesses, including, but not limited to, any computers, cellular phones, and/or similar items. Employee shall immediately deliver to the Company any such physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files, materials, property and equipment that are in Employee’s possession. Employee acknowledges that Employee is not authorized to retain any physical, computerized, electronic or other types of copies of any such physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files or materials, and is not authorized to retain any other property or equipment of the Company and/or its affiliates. Employee further agrees that he will immediately forward to the Company any business information regarding the Company and/or any of its affiliates that has been or is inadvertently directed to Employee following Employee’s last day of employment with the Company. The provisions of this Section are in addition to any other written agreements on this subject that Employee may have with the Company and/or any of its affiliates, and are not meant to and do not excuse any additional obligations that Employee may have under such agreements.

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Section 5. Miscellaneous Provisions.

5.1 Confidentiality. At all times Employee both during and after employment will regard and preserve as confidential all trade secrets and other confidential information pertaining to the business of the Company, including financial data, strategic business plans, product development, marketing plans, and other non-public proprietary information.

5.2 Non-Competition and Non-Solicitation. For a period commencing on the date of Employment with the Company and ending on the one year anniversary of the last day payment is received from the Company, without prior written consent of the Company, Employee shall not, directly or indirectly, as a principal, manager, agent, consultant, or other similar role solicit or hire any employees of the Company and/or its affiliates.

5.3 Assignment by Employee. This Agreement may not be assigned by Employee in whole or in part; provided, however, if Employee should die or become disabled while any amount is owed but unpaid to him hereunder, all such amounts, unless otherwise provided herein, shall be paid to his devisees, legatees, legal guardian or other designees.

5.4 Assignment by Employer. Employee hereby acknowledges and agrees that the Company may, in its sole discretion assign this Agreement to a comparable affiliate, successor, assign (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the assets or business of the Company). This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective spouses, heirs and personal and legal representatives. Any such successor or assign of the Company shall be included in the term “Company” as used in this Agreement

5.5 Notices. Any notice required to be delivered hereunder shall be in writing and shall be addressed as follows:

If to the Company, to:

2200 Space Park Drive, Suite 310

Houston, TX 77058

Attention: Chairman of the Board

If to Employee:

2205 Mockingbird Lane

Flower Mound, TX 75022

Attention: Michael J. Roper

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or, in each case, to such other address as such party may hereafter specify for the purpose by written notice to the other party hereto. Any such notice shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice shall be deemed not to have been received until the next succeeding business day in the place of receipt.

5.6 Entire Agreement. This Agreement represents the entire agreement between Employee and the Company and its affiliates with respect to Employee’s employment, and supersedes all prior discussions, negotiations, and agreements, written or oral.

5.7 Waiver of Rights. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

5.8 Severability. In the event any provision of the Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

5.9 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflict of laws. Any action at law, suit in equity or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement, or any provision hereof, shall be litigated only in the courts of the State of Texas.

5.10 Counterparts. This Agreement may be signed in several counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

5.11 Employee Counsel. Employee acknowledges that he has had the opportunity to review this Agreement and the transactions contemplated hereby with his own legal counsel.

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IN WITNESS WHEREOF, the Company and Employee have executed this Employment Agreement effective as of the date first set forth above.

COMPANY:	Muscle Maker, Inc

	By:	/s/ Kevin Mohan
Kevin Mohan- Interim President

	Date:	5/1/18

EMPLOYEE:

	By:	/s/ Michael J. Roper
Michael J. Roper

	Date:	5/1/18

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